UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2021

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.25% Notes due 2025	SAF	New York Stock Exchange
7.25% Notes due 2025	SAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2021, Saratoga Investment Corp. (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. and Compass Point Research & Trading, LLC (collectively, the “Agents”). Under the Distribution Agreement, the Company may, but have no obligation to, issue and sell up to $150,000,000 in aggregate amount of shares of its common stock, par value $0.001 per share (the “Shares”), from time to time through Agents, or to them, as principal for their own account. The Company intends to use substantially all of the net proceeds from this “at-the-market” offering to make investments in middle-market companies in accordance with its investment objective and strategies, and for general corporate purposes. The Company may also use a portion of the net proceeds to reduce any of its outstanding borrowings.

Sales of the Shares, if any, will be made under the prospectus supplement, dated July 30, 2021 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompany prospectus, dated July 7, 2021 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices.

The Agents will receive a commission from the Company equal to up to 1.5% of the gross sales price of any Shares sold through the Agents under the Distribution Agreement and reimbursement of certain expenses. The Distribution Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties and termination provisions.

Further details regarding the Distribution Agreement and the “at-the-market” offering are set forth in the Prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 30, 2021.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-256366), the prospectus, dated July 7, 2021, contained therein, and the Prospectus Supplement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Eversheds Sutherland (US) LLP.
10.1	Equity Distribution Agreement, dated July 30, 2021, by and among Saratoga Investment Corp. and Saratoga Investment Advisors, LLC, on the one hand, and Ladenburg Thalmann & Co. Inc. and Compass Point Research & Trading, LLC, on the other hand.
23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: August 2, 2021	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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